UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2016

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 15, 2016, Piedmont Natural Gas Company, Inc. and Duke Energy Corporation announced that they filed their application with the North Carolina Utilities Commission (NCUC) seeking regulatory approval of Duke Energy’s proposed acquisition of Piedmont announced October 26, 2015. NCUC approval is one of the conditions required for completion of the acquisition under the Agreement and Plan of Merger among Piedmont, Duke Energy and Forest Subsidiary, Inc. dated October 24, 2015.

Additional information and where to find it

This communication may be deemed to be solicitation material in respect of the merger of Piedmont into Duke Energy. In connection with the merger, Piedmont filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on December 14, 2015 and intends to file other relevant materials with the SEC. INVESTORS OF PIEDMONT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIEDMONT AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Piedmont with the SEC at the SEC's website at www.sec.gov, at Piedmont Natural Gas' website at www.piedmontng.com or by sending a written request to Piedmont Natural Gas Company, Inc. at Piedmont Natural Gas Company, Inc., Corporate Secretary, 4720 Piedmont Row Drive Charlotte, North Carolina, 28210. Security holders may also read and copy any reports, statements and other information filed by Piedmont with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

Participants in the solicitation

Duke Energy, Piedmont and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Duke Energy’s directors and executive officers is available in Duke Energy’s proxy statement filed with the SEC on March 26, 2015 in connection with its 2015 annual meeting of stockholders, and information regarding Piedmont Natural Gas’ directors and executive officers is available in Piedmont Natural Gas’ proxy statement filed with the SEC on January 16, 2015 in connection with its 2015 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

January 19, 2016	By:	Judy Z. Mayo

Name: Judy Z. Mayo
Title: Vice President, Corporate Secretary and Deputy General Counsel